                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                               Amendment No. 1 to

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 March 14, 2000


                                 MAIL.COM, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               DELAWARE                       7310                 13-3787073
      -------------------------------------------------------------------------
      (State of other jurisdiction   (Commission File Number)       (I.R.S.
        jurisdiction of Employer                                  Identification
      incorporation or organization)                                   No.)



                             11 BROADWAY, 6TH FLOOR
                            NEW YORK, NEW YORK 10004
               ------------------------------------------------------------
                    (Address of principal executive offices)


            Registrant's telephone number, including area code (212) 425-4200



                                       N/A
               ------------------------------------------------------------

               Former Name or Former Address, if Changed Since Last Report

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of the Current Report on Form 8-K, originally filed by the registrant with the Securities and Exchange Commission on March 28, 2000, as set forth in the pages attached hereto:

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a) Financial Statements of Business Acquired and Mail.com, Inc. Pro Forma Condensed Combined Financial Information


                                TABLE OF CONTENTS

                                                                             PAGE
Asia.com, Inc.
Independent Auditors' Report                                                   2

Consolidated Balance Sheet as of December 31, 1999                             3

Consolidated Statement of Operations for the period from May 17, 1999
(date of inception) to December 31, 1999                                       4

Consolidated Statement of Stockholders' Equity for the
period from May 17, 1999 (date of inception) to December 31, 1999              5

Consolidated Statement of Cash Flows for the period from May 17, 1999
(date of inception) to December 31, 1999                                       6

Notes to Consolidated Financial Statements                                     7

Pro Forma Condensed Combined Financial Information                            26

Unaudited Pro Forma Condensed Combined Statement of Operations
for the period from May 17, 1999 (date of inception)
to December 31, 1999                                                          27

Notes to the Unaudited Pro Forma Condensed Combined
Financial Information                                                         29

Independent Auditors' Report to
The Board of Directors
Asia.com, Inc. (formerly eLong.com, Inc.)




We have audited the accompanying consolidated balance sheet of Asia.com, Inc. (a development stage enterprise) and its subsidiary as of December 31, 1999, and the related consolidated statement of operations, stockholders' equity and cash flows for the period from May 17, 1999 (date of inception) to December 31, 1999. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in note 6 to the consolidated financial statements, the group's operations are subject to extensive regulation and supervision by the People's Republic of China ("PRC") government. The laws and regulations pertaining to internet content provider businesses in the PRC are evolving and may be subject to change.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Asia.com, Inc. and its subsidiary as of December 31, 1999, and the consolidated results of their operations and their cash flows for the period from May 17, 1999 (date of inception) to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

As described in note 9 to the financial statements, Mail.com, Inc. completed its acquisition of the company on March 14, 2000.

/S/- KPMG

Hong Kong

May 24, 2000

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1999
(Expressed in United States Dollars, except share amounts)

                                     ASSETS

CURRENT ASSETS

Cash and cash equivalents                                           $   332,700
Other receivables and prepaid expenses                                   50,378
                                                                    -----------
TOTAL CURRENT ASSETS                                                    383,078

Fixed assets, net of accumulated depreciation if $16,048                248,895
                                                                    -----------
TOTAL ASSETS                                                        $   631,973
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable                                                    $    21,016
Accrued expenses                                                         32,918
                                                                    -----------
TOTAL CURRENT LIABILITIES, BEING TOTAL LIABILITIES                       53,934
                                                                    -----------

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value
Authorized - 8,975,000 shares; (See note 4(b));                           2,050
2,050,000 shares issued and outstanding

Preferred Series A stock, $0.001 par value
Authorized - 1,025,000 shares (See note 4(b));                            1,025
1,025,000 shares issued and outstanding

Additional paid-in capital                                            1,024,988
Deficit accumulated during the development
  stage                                                                (450,024)
                                                                    -----------
TOTAL STOCKHOLDERS' EQUITY                                              578,039
                                                                    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $   631,973
                                                                    ===========



See accompanying notes to consolidated financial statements.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 17, 1999 (DATE OF INCEPTION)
TO DECEMBER 31, 1999
(Expressed in United States Dollars except share and per share amounts)


REVENUES                                                            $        --

OPERATING EXPENSES:

  Cost of operations                                                   (142,436)
  Sales and marketing                                                  (175,845)
  General and administrative                                           (131,099)
                                                                    -----------

LOSS FROM OPERATIONS                                                   (449,380)
                                                                    -----------

OTHER INCOME/(EXPENSE)
  Interest income                                                            74
  Finance charges                                                          (718)
                                                                    -----------
Total other expense, net                                                   (644)

                                                                    -----------
NET LOSS FOR THE PERIOD                                             $  (450,024)
                                                                    ===========
BASIC AND DILUTED NET LOSS PER COMMON SHARE                         $     (0.22)
                                                                    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING USED IN
  COMPUTING BASIC AND DILUTED NET LOSS PER SHARE                      2,050,000
                                                                    ===========





See accompanying notes to consolidated financial statements.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM MAY 17, 1999 (DATE OF INCEPTION)
TO DECEMBER 31, 1999
(Expressed in United States Dollars, except share amounts)



                                                                                                           Deficit
                                                                                                       accumulated
                                                                                         Additional     during the            Total
                                                                                            paid-in    development   stock-holders'
                                         Common stock             Preferred Stock           capital          stage           equity
                                         ------------             ---------------           -------          -----           ------
                                     Shares       Amount       Shares        Amount
                                     ------       ------       ------        ------
Issuance of 2,000,000 shares
  of common stock for
  non-cash consideration on         2,000,000        2,000           --            --            --            --            2,000
  May 17, 1999

Issuance of 1,025,000 shares
  of "A" preferred stock for
  cash from June 15, 1999 to               --           --    1,025,000         1,025     1,023,975            --        1,025,000
  July 30, 1999

Effect of share split
(note 4(b))                            50,000           50           --            --           (50)           --               --

Stock compensation costs                   --           --           --            --         1,063            --            1,063

Net loss for the period                    --           --           --            --            --      (450,024)        (450,024)
                                  -----------  -----------  -----------   -----------   -----------   -----------      -----------
Balance at December 31, 1999        2,050,000  $     2,050    1,025,000   $     1,025   $ 1,024,988   $  (450,024)     $   578,039
                                  ===========  ===========  ===========   ===========   ===========   ===========      ===========



See accompanying notes to consolidated financial statements.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

CASH FLOWS FROM OPERATING ACTIVITIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 17, 1999 (DATE OF INCEPTION)
TO DECEMBER 31, 1999
(Expressed in United States Dollars)


Net loss for the period                                             $  (450,024)

Adjustments to reconcile net loss to net cash used in operating activities:

     Depreciation                                                        16,048
     Stock compensation costs                                             1,063
     Common stock issued as non-cash consideration
      for organizational activities                                       2,000
     Increase in other receivables and prepaid expenses                 (50,378)
     Increase in accounts payable                                        21,016
     Increase in accrued expenses                                        32,918
                                                                    -----------
Net cash used in operating activities                                  (427,357)
                                                                    -----------
CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of fixed assets                                            (264,943)
                                                                    -----------
NET CASH USED IN INVESTING ACTIVITIES                                  (264,943)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of preferred stock                             1,025,000
                                                                    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                             1,025,000
                                                                    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS AND
  CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $   332,700
                                                                    ===========
SUPPLEMENTAL NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
     Common stock issued as non-cash consideration
      for organizational activities                                 $     2,000
                                                                    ===========







See accompanying notes to consolidated financial statements.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM MAY 17, 1999 (DATE OF INCEPTION)
TO DECEMBER 31, 1999
(Expressed in United States Dollars, except share amounts)

1     ORGANIZATION AND NATURE OF OPERATIONS

(a)    ORGANIZATION


Asia.com, Inc. (formerly eLong.com, Inc) ("the company") was incorporated in Delaware USA on May 17, 1999 with authorized common stock of 9,000,000 shares of $0.001 par value and authorized preferred stock of 1,000,000 shares of $0.001 par value (See note 4 (b)).

The company does not have substantive operations of its own and substantially all of its primary business operations are conducted through its subsidiary, eLong Net Information Technology Co., Limited a wholly-owned foreign enterprise which was incorporated during the period and received a license to undertake business in the People's Republic of China ("the PRC") effective from August 17, 1999. Together the company and its subsidiary are referred to as "the group".

(b)   NATURE OF OPERATIONS


The group provides local information on eight major PRC cities to Chinese language Internet users via its website www.eLong.com. Information is focused on entertainment, community activities, weather, shopping, sports, businesses and news, and is used to drive traffic to its site so that banner advertisements can be bartered or sold on the website. The group also currently provides free website development services to third-party businesses within its markets and believes that future revenues may be earned from these activities through services including website design and maintenance arrangements, and advertising revenues. Additionally, in the future, the group may provide e-commerce, business-to-consumer and business-to-business services including product sales, on-line transaction services, payment processing and fulfilment services for the group's own websites and for third-party websites.

Since its inception, the group has been in the development stage. The group is in the process of establishing its products and its markets. Through December 31, 1999, the group had no revenues from operations. The group's ability to emerge from development stage is ultimately dependent upon the successful start-up of operations, including attracting advertising revenues from its website and developing sufficient markets for its web-solutions businesses.

While the group had cash of $332,700 at December 31, 1999, it is not currently generating significant cash flows from operations. Management believes that the group will be able to attract additional working capital to fund its requirements throughout the development stage, including funds committed from Mail.com, Inc., the group's ultimate parent company following the acquisition effective March 14, 2000 (See note 9). There

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

can be no assurance, however, that the group's business, once started will be successful or that the group will emerge from the development stage. (See note 6 for the risks related to the group's ICP operations in the PRC).

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   ACCOUNTING STANDARDS


      The accompanying consolidated financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the group in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The consolidated financial statements are stated in U.S. dollars, the reporting currency of the company.

(b)   PRINCIPLES OF CONSOLIDATION


      The consolidated financial statements include the financial statements of the company and its subsidiary, a wholly-owned foreign enterprise incorporated in the PRC. All companies in which the company has a controlling financial interest through direct or indirect ownership of a majority voting interest are consolidated. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)   USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(d)   CASH AND CASH EQUIVALENTS

      The company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. Cash equivalents are composed primarily of investments in money market accounts stated at cost, which approximates fair value.

(e)   FIXED ASSETS


      Fixed assets are stated at cost, net of accumulated depreciation.

      Depreciation is calculated using the straight line basis over the estimated useful lives of the assets generally as follows:

      Computer equipment and system software                           3 years
      Furniture, fixtures and office equipment                         5 years


      Leasehold improvements are depreciated over the shorter of the estimated useful lives of the assets or the remaining lease term. Depreciation expense for the period was $16,048.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

(f)   IMPAIRMENT OF LONG-LIVED ASSETS


      The company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of". This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

(g)   WEBSITE DEVELOPMENT COSTS


      In March 2000, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board ("FASB") reached a consensus on Issue No. 00-2, "Accounting for Web Site Development Costs" which provides guidance on when to capitalize versus expense costs incurred to develop a web site. The consensus is effective for web site development costs in quarters beginning after June 30, 2000. For the year ended December 31, 1999, the group has accounted for these costs in accordance with EITF No. 00-2.

      The group capitalizes costs associated with internal processes and purchased elements for the development of and enhancement to the functionality of its website. Capitalized costs include (i) external direct costs of materials and services used in developing the site and
      (ii) payroll and payroll-related expenses for employees who are directly associated with and devote time to the project. Capitalization of such costs begins when the preliminary project stage is complete and ceases no later than the point at which the website or separately identifiable enhancement thereto is substantially complete and ready to be uploaded to the Internet. During the period ended December 31, 1999 costs meeting the criteria for capitalization were insignificant.

      Capitalized costs, if any, are amortized on a project-by-project basis over the estimated useful life of each significant enhancement to the website. On average, the group estimates that significant improvements to the functionality of the website will have a useful life of three years. The carrying amount of the capitalized costs will be regularly reviewed and a loss will be recognized if the amount of estimated undiscounted cash flow benefits related to the asset fall below the unamortized cost.

(h)   FINANCIAL INSTRUMENTS

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

      The group's financial instruments principally consist of cash and accounts payable. The carrying amounts approximate fair value because of the short maturities of these instruments.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

(i)   INCOME TAXES


      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized to reduce the deferred tax assets if it is more likely than not that all or some portion of the deferred tax assets will not be realized.

(j)   TRANSLATION OF FOREIGN CURRENCIES

      The functional currency of the company's subsidiary located in the PRC is the local currency, the Renminbi ("Rmb"). In accordance with SFAS No. 52, "Foreign Currency Translation", all assets and liabilities have been translated to United States dollars using the current exchange rates at the applicable balance sheet date. As of December 31, 1999 no gains or losses resulted from the translation of the foreign subsidiary's financial statements. Gains and losses resulting from the translation of the foreign subsidiary's financial statements denominated in a functional currency other than the reporting currency are reported as a separate component of stockholders' equity. The net gain from foreign exchange transactions amounted to $9,699 during the period and has been included in the respective line items of the operating expenses on which such gains and losses arose.

(k)   REVENUE RECOGNITION


      The group expects to generate revenues from two primary sources, advertising services and web-solutions (comprising principally fees earned from businesses and consumers for website development, and maintenance services). The group did not recognize any revenues pursuant to the above transactions during the period from May 17, 1999 (date of inception) to December 31, 1999. The company has begun to recognize revenue in the first quarter of 2000.

      Revenues from banner advertisements pursuant to short-term contracts will be recognized ratably over the period in which the advertisement is displayed on the group's website. Where advertising is carried out on a barter basis with other counterparties, revenue and the related costs will not be recognized until the fair value of the advertising surrendered in the transaction is determinable based on the group's own historical practice of receiving cash or other readily convertible consideration for similar advertising from buyers unrelated to the counterparty in the barter transaction.

      Other fees earned for providing web-solutions will be recognized on a straight-line basis over the expected period during which the services are performed, unless evidence suggests that the revenue is earned or obligation is fulfilled in a different pattern, such as over the contractual term of the arrangement, whichever is longer.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

(l)   ADVERTISING


      Advertising costs are expensed as incurred and amounted to $37,900 for the period from May 17, 1999 (date of inception) to December 31, 1999.

(m)   START-UP AND PRE-OPERATING COSTS


      Start-up and pre-operating costs are expensed as incurred.

(n)   COMMITMENTS AND CONTINGENCIES

      Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability will be incurred and the amount can be reasonably estimated.

(o)   LOSS PER SHARE

      Basic loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted loss per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method) and the incremental common shares issuable upon the conversion of the convertible preferred stock (using the if-converted method). Basic and diluted loss per share were the same for the period from May 17, 1999 (date of inception) to December 31, 1999 since the effect of all potential dilutive common equivalent shares was antidilutive.

      Diluted net loss per common share does not include the effects of employee options to purchase 160,750 shares of common stock.


(p)   STOCK-BASED COMPENSATION

      The company accounts for the grant of employee options to purchase common stock in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 gives companies the option to adopt the fair value method for expense recognition of employee stock options or to continue to account for stock options and stock-based awards using the intrinsic value method, as outlined under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and to make pro forma disclosures of net loss as if the fair value method had been applied. Under APB No. 25, stock-based compensation expense, if any, is recognized as the difference between the exercise price and the estimated fair value of the common stock on the measurement date, which is typically the date of grant, and is recognized over the service period, which is typically the vesting period. The company elected to apply APB No. 25 to account for stock options, and Note 7 to these financial statements sets forth the pro forma net loss as if the fair value method had been applied.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

(q)   STATUTORY RESERVES

      In accordance with the Regulations on Enterprises with Foreign Investment of China, the PRC subsidiary of the company, being a "wholly-owned-foreign-enterprise" under PRC law, is required to provide for certain statutory reserves namely general reserve, enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profits as reported in its PRC statutory accounts. The subsidiaries are required to allocate at least 10% of their after-tax profits to the general reserve. A subsidiary has the right to discontinue allocations to the general reserve if such reserve has reached 50% of its registered capital. For US GAAP accounting purposes, any such allocations, while not an obligation, result in a restriction on the company's working capital. Appropriations to the enterprise expansion fund and staff welfare and bonus fund of each subsidiary are at the discretion of the board of directors of the subsidiary. These reserves can only be used for specific purposes and are not distributable as cash dividends. During the period ended December 31, 1999 appropriations to statutory reserves (the welfare and bonus reserves) amounting to US$ 8,459 have been made at the discretion of the board of directors of the PRC subsidiary and an unutilized balance of US$ 6,639 is included in accounts payable at December 31, 1999. The total registered capital of the PRC subsidiary at December 31, 1999 was US$ 400,000.

(r)   SEGMENT REPORTING

      The company has applied SFAS No. 131 "Disclosure About Segments of an Enterprise and Related Information" for the period ended December 31, 1999. This statement establishes standards for the way companies report information about operating segments in annual financial statements. The group has determined that it operates in a single reportable business and geographical segment.

(s)   COMPREHENSIVE INCOME

      The company has applied SFAS No. 130, "Reporting Comprehensive Income", for the period ended December 31, 1999. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the company, items included in comprehensive income represent foreign currency translation adjustments on the translation of the financial statements of the PRC subsidiary which are denominated in a functional currency different from the reporting currency. As there were no translation adjustments for the period ended December 31, 1999, comprehensive loss did not differ from net loss.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

(t)   RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 established accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. During June 1999, SFAS No. 137 was issued which delayed the effective date of SFAS No. 133. SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The company does not expect this statement to affect its financial results, as it does not have any derivative instruments or hedging activities.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition In Financial Statements" ("SAB No. 101") which summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The company will be required to adopt the accounting provisions of SAB No. 101, no later than the second quarter of 2000. The company does not believe that the implementation of SAB No. 101 will have a significant effect on its results of operations.

      In March 2000, the FASB issued Interpretation No. 44, "Accounting For Certain Transactions Involving Stock Compensation" ("FIN No. 44") which provides guidance for applying APB Opinion No. 25, "Accounting For Stock Issued To Employees." With certain exceptions, FIN No. 44 applies prospectively to new awards, exchanges of awards in a business combination, modifications to outstanding awards and changes in grantee status on or after July 1, 2000. The company does not believe that the implementation of FIN No. 44 will have significant effect on its results of operations.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

3     FIXED ASSETS

      Details of the group's fixed assets are as follows:

                                               December 31,
                                                       1999
     Computer equipment and system software       $ 197,157
     Furniture, fixtures and office
     equipment                                       38,644
     Leasehold improvements                          29,142
                                                 ----------
                                                    264,943

     Less accumulated depreciation                 (16,048)
                                                 ----------
                                                  $ 248,895
                                                  =========


4     CAPITAL STOCK

a)    ISSUANCE OF COMMON SHARES FOR ORGANIZATIONAL COSTS


      On May 17, 1999, 2,000,000 shares of common stock were issued to the three founders of the company for services rendered in connection with organizational activities at a deemed fair value of $2,000 ($0.001 per share). The corresponding $2,000 organizational expense is recognized as a general and administrative expense in the statement of operations for the period.

b)    ISSUANCE OF SERIES A CONVERTIBLE PREFERRED SHARES


      Under subscription and stockholders' agreements dated June 9, 1999, 1,025,000 shares of Series A preferred stock were issued at $1.00 per share between June 15, 1999 and July 30, 1999.

      Each holder of Series A preferred stock has the right at the holder's option, at any time and from time to time, to convert any of such shares into an equal number of common shares. The preferred shares carry equal voting rights per share to common stock.

      Upon a liquidation of the company the holder of each share of preferred stock is entitled to $1.00 and any declared but unpaid dividends due, which is payable out of the remaining assets available for distribution after payment or provision for the debts and liabilities of the company. If the remaining assets are insufficient, each holder shares pro rata based on the number of Series A Preferred Stock held.

      Subsequent to December 31, 1999, the authorized common stock of the company was reduced to 8,975,000 shares and the authorized Series A preferred stock was increased to 1,025,000 to accord with the total number of Series A preferred shares actually issued and paid up during the period from May 17, 1999 to December 31, 1999.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

      Also subsequent to December 31, 1999 the common stock of the company was split in the form of a stock dividend on a 1.025:1 basis to maintain the ratio between common stockholders and preferred stockholders set out in the subscription and stockholders' agreements dated June 9, 1999. The effect of this stock split has been retroactively reflected in the accounts for the period presented including in the loss per share calculation.

5     INCOME TAXES

      Income is subject to taxation in the countries outlined below. For the period from the inception of the company to December 31, 1999, the components of income tax benefit were based on the following sources of loss before income taxes:


     PRC                                            $ (280,234)
     United States                                    (169,790)
                                                    -----------
     Total                                          $ (450,024)
                                                     =========


      A reconciliation of the expected income tax expense/(benefit) at the PRC statutory rate of 15% applicable to high technology companies to the actual income tax benefit for the period ended December 31, 1999 is as follows:

     Income tax benefits at statutory tax rate        $ (67,504)

     Difference between the PRC statutory tax
     rates and the U.S. federal statutory tax
     rate of 34%                                        (32,260)

     Change in valuation allowance                       99,764

     Non-deductible expenses                                  -
                                                      ---------
     Income tax expense                               $       -
                                                      =========

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

      The components of the net deferred tax assets at December 31, 1999 are as follows:

      UNITED STATES:
      Deferred income tax assets:
          Expenses not currently deductible          $ 57,367
          Other temporary differences                     362
                                                     --------
                                                       57,729
     Less valuation allowance                         (57,729)
                                                     --------
     Net deferred income tax assets                  $     --
                                                     ========
     PRC:
     Deferred income tax assets:
          Net operating loss carryforwards           $ 37,462
          Other temporary differences                   4,573
                                                     --------
                                                       42,035
     Less valuation allowance                         (42,035)
                                                     --------
     Net deferred income tax assets                  $     --
                                                     ========


      The company's PRC subsidiary had approximately $250,000 of net operating loss carryforwards as of December 31, 1999, the tax effect of which was approximately $37,000 as of December 31, 1999. The carryforwards will begin expiring in 2004.

      In assessing the realizability of net deferred tax assets, management considers whether it is more likely than not that some portion or all of the net deferred tax assets will not be realized. The ultimate realization of net deferred tax assets is dependant upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management has established a full valuation allowance against the net deferred tax assets as of December 31, 1999, since the realization of these assets in future periods is uncertain.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

6     CERTAIN RISKS AND CONCENTRATIONS

(a)   CONCENTRATION OF CREDIT RISK


      The group is engaged in web-solutions including website development, and maintenance, and Internet advertising to businesses in the PRC. The company does not expect to require collateral for accounts receivable.

      Financial instruments that potentially subject the group to significant concentrations of credit risk primarily consist of cash and cash equivalents and accounts receivable. The group limits its exposure to credit loss by depositing its cash and cash equivalents with financial institutions in the United States of America and the PRC which management believes are of high credit quality.

(b)   RISK RELATED TO THE GROUP'S ICP OPERATIONS IN THE PRC


      The group's operations may be adversely affected by significant political, economic, and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social, or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

      The group's PRC legal counsel has advised management that senior officials of the Ministry of Information Industry of the PRC ("MII") have stated that a company with foreign investment may not be allowed to conduct ICP business in the PRC. Such comments of the MII officials may be understood as PRC government policy with respect to foreign investment in an ICP business, however, the extent that such statements reflect actual laws and regulations is currently unclear. The group's PRC legal counsel has advised management that to the best of its knowledge, there is no explicit rule under PRC law prohibiting a foreign-invested enterprise from engaging in the ICP business in the PRC. The timing or extent of any potential clarification of laws and regulations surrounding foreign ownership and operation of an ICP business in the PRC, and therefore, the ultimate impact on the carrying amounts of the group's PRC assets and the future operations of the group's ICP business in the PRC is unknown.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

(c)   CONCENTRATION OF CURRENCY RISK

      Substantially all of the revenue-generating operations of the group are transacted in Renminbi (Rmb), which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted by the People's Bank of China. However, the unification of the exchange rate does not imply convertibility of Renminbi into United States dollars or other foreign currencies.

(d)   CONCENTRATION OF INDUSTRY RISKS

      The group operates in a business segment which is characterized by rapid technological advances, changes in customer requirements and evolving regulatory requirements and industry standards. Any failure by the group to anticipate or respond adequately to technological changes, changes in customer requirements or changes in regulatory requirements or industry standards could have a material adverse effect on the group's business and operating results.

      The group relies on a number of third party suppliers for various services, including banner advertising, delivery software and Internet traffic measurement software.

7     STOCK OPTIONS

      Pursuant to a consent of the directors on July 31, 1999, 307,500 shares of the company's common stock have been reserved for issuance to employees of the group under an employee stock option plan.

      On August 1, 1999 the company granted options to an employee of the company to acquire 3,000 ordinary shares of the company's common stock at an exercise price of $1.00 per share. On August 20, 1999 the company granted options to a different employee of the company to acquire 153,750 ordinary shares of the company's common stock at an exercise price of $1.00 per share. The options have a term of 10 years and vested immediately on the date of grant. The deemed fair values of the shares as of the dates of grant were $1.00 and accordingly no related compensation expense was recorded in the statement of operations for the period. Pursuant to the Merger Agreement, these options were converted to options to purchase shares of Mail.com common stock (see note 9).

      On November 12, 1999 the company granted options to an employee of the company to acquire 4,000 ordinary shares of the company's common stock for an exercise price of $1.50 per share. The options have a term of 10 years and vest over 4 years from the grant date, 12.5% after six months from the date of the grant and a further 6.25% every three months thereafter. The deemed fair value of the shares at the date of grant was $9.98 and the related compensation expense for the period was $1,063. Pursuant to the Merger Agreement, these options were converted to options to purchase shares of Mail.com common stock (see note 9).

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

      The following table summarizes information about stock options outstanding at December 31, 1999:

                                OPTIONS GRANTED                                OPTIONS EXERCISABLE
                    ------------------------------------------------------     --------------------------------
                                      WEIGHTED AVERAGE    WEIGHTED AVERAGE
                                          REMAINING         FAIR VALUE AS                      WEIGHTED AVERAGE
      EXERCISE         NUMBER            CONTRACTUAL           OF THE            NUMBER           EXERCISE
      PRICE         OUTSTANDING         LIFE (YEARS)        DATE OF GRANT      OUTSTANDING         PRICE
      -----         -----------         ------------        -------------      -----------         -----
      $1.00 ....      156,750                9.6                $0.65             156,750           $1.00
      $1.50 ....       4,000                 9.9                $9.06                -                -
                       -----                 ---                -----             -------           -----
                      160,750                9.6                $0.86             156,750           $1.00
                      =======                ===                =====             =======           =====


      The company applies APB No. 25 and related interpretations in accounting for its stock option plan. Had compensation cost been recognized pursuant to SFAS No. 123, the group's net loss for the period from May 17, 1999 (date of inception) to December 31, 1999 would have been increased to the pro forma amounts indicated below:

                                                   From May 17, 1999 (date of
                                                 inception) to December 31, 1999
      Net loss
         As reported                                             $(450,024)
         Proforma                                                $(552,681)
      Net loss per share, basic and diluted
         As reported                                                $(0.22)
         Proforma                                                   $(0.27)


      The fair values of options granted were estimated on the date of grant using the Black Scholes method option-pricing model with the following assumptions used: risk-free interest rate of 5.94%; expected life of 5 years; 75% expected volatility; and a dividend yield rate of 0.0%.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

      A summary of the group's stock option plan is presented below:

                                                           From May 17, 1999
                                                               (date of
                                                             inception) to
                                                           December 31, 1999

                                                                        Weighted
                                                          Number         average
                                                              of        exercise
                                                         options           price
                                                         -------           -----
      Outstanding as of May 17, 1999                          --              --

      Options granted                                    160,750           $1.04
      Options exercised                                       --              --
      Options forfeited                                       --              --
                                                         -------           -----
      Outstanding as of December 31, 1999                160,750           $1.04
                                                         =======           =====
      Weighted-average fair value of
        options granted during the period                                  $0.86
                                                                           =====

      As of December 31, 1999 the weighted-average remaining contractual life of outstanding options was 9.6 years.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

8     COMMITMENTS AND CONTINGENCIES

      The group leases office premises under operating lease agreements that expire between 2000 and 2002.

      Rent expense for the operating leases for the period from May 17, 1999 (date of inception) to December 31, 1999 was $27,846.

      Future minimum lease payments under operating leases as of December 31, 1999 were:

        Years ending December 31,
         2000                                      $ 155,841
         2001                                        104,800
         2002                                          9,185
                                                   ---------
                                                   $ 269,826
                                                    ========


      There were no capital leases as of December 31, 1999.

9     SUBSEQUENT EVENTS

      Between January 12, 2000 and March 6, 2000 the company issued 21,200 options to 17 employees who had worked for the group for over six months to purchase the company's common stock for an exercise price of $1.50 per share. The options have a term of 10 years and vest over 4 years from the grant date, 12.5% after six months from the date of the grant and a further 6.25% every three months thereafter. Pursuant to the Merger Agreement (defined below), these options were converted to options to purchase shares of Mail.com common stock.

      On March 7, 2000 the company issued a further 63,800 options to certain employees to purchase the company's common stock for an exercise price of $2.50 per share. The options have a term of 10 years and vest over 4 years from the grant date, 12.5% after six months from the date of the grant and a further 6.25% every three months thereafter. Pursuant to the Merger Agreement (defined below), these options were converted to options to purchase shares of Mail.com common stock.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

      On March 14, 2000, Mail.com, Inc. ("Mail.com") acquired the company pursuant to an Agreement and Plan of Merger dated as of March 14, 2000 (the "Merger Agreement"), by and among Mail.com, a special purpose acquisition subsidiary of Mail.com ("Acquisition Sub"), the company and the stockholders of the company. Concurrently with the merger, eLong.com changed its name to Asia.com, Inc. ("Asia.com"). In the merger, Mail.com issued to the former stockholders of eLong.com an aggregate of 3,599,491 shares of Mail.com Class A common stock valued at approximately $57.2 million. All outstanding options to purchase eLong.com common stock were converted into options to purchase an aggregate of 279,289 shares of Mail.com Class A common stock. The value of the options was approximately $4.4 million. In addition, Mail.com is obligated to issue up to an additional 719,899 shares of Mail.com Class A common stock in the aggregate to the former stockholders of eLong.com if Mail.com or Asia.com acquires less than $50.0 million in value of businesses engaged in developing, marketing or providing consumer or business internet portals and related services focused on the Asian market or a portion thereof, or businesses in furtherance of such a business, prior to March 14, 2001. The actual amount of shares issued will be based upon the amount of any shortfall in acquisitions below the $50.0 million target amount.

      In the merger, certain former stockholders of eLong.com retained shares of Class A common stock of Asia.com representing approximately 4.0% of the outstanding common stock of Asia.com. Under a Contribution Agreement with Asia.com these stockholders contributed an aggregate of $2.0 million in cash to Asia.com in exchange for an additional 792,079 shares of Class A common stock of Asia.com, representing approximately 1.9% of the outstanding common stock of Asia.com. Pursuant to the Contribution Agreement, Mail.com (1) contributed to Asia.com the domain names Asia.com and Singapore.com and $10.0 million in cash and (2) agreed to contribute to Asia.com up to an additional $10.0 million in cash over the next 12 months and to issue, at the request of Asia.com, up to an aggregate of 242,424 shares of Mail.com Class A common stock. Asia.com granted to management employees of Asia.com options to purchase Class A common stock of Asia.com representing 10% of the outstanding shares of common stock after giving effect to the exercise of such options.

      On May 12, 2000, the company completed a stock purchase agreement and an assets purchase agreement to purchase 100% of Beijing Bai-Deh-Chin Travel Management Consulting Company ("Lohoo"), a travel agency. Total merger consideration recorded by the company amounted to $1,158,899 or Rmb 12 million. $403,261 was paid in cash and the remainder in 109,991 shares of Mail.com common stock. If Lohoo achieves certain performance milestones, the former shareholder of Lohoo will be entitled to receive additional shares of Mail.com stock on December 31, 2000 with a value amounting to Rmb 3 million.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

Item 7 Financial Statements and Pro Forma Financial Information

(b)   PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

      On March 14, 2000, Mail.com, Inc. acquired eLong.com, Inc., a Delaware corporation ("eLong.com") for approximately $61.9 million, including acquisition costs. Concurrently with the merger, eLong.com changed its name to Asia.com, Inc. ("Asia.com"). Pursuant to the merger, Asia.com stockholders received 1.24940488 shares (the exchange ratio) of Mail.com Class A common stock and Asia.com preferred stockholders received
      1.01288878 shares of Mail.com Class A common stock. As a result, Mail.com issued, to the former stockholders of Asia.com, an aggregate of 3,599,491 shares of Mail.com Class A common stock.

      The consideration paid by Mail.com in connection with the acquisition approximates $61.9 million consisting of the following:

      - 3,599,491 shares of Mail.com Class A common stock valued at approximately $57.2 million;

      - The assumption by Mail.com of options to purchase shares of Asia.com's stock, par value of $.001 per share, to be exchanged for options to purchase 279,289 shares of Mail.com Class A common stock. The options were valued at approximately $4.4 million; and

      -     Acquisition costs of approximately $365,000.

      In addition, Mail.com is obligated to issue up to an additional 719,899 shares of Mail.com Class A common stock in the aggregate to the former stockholders of Asia.com if Mail.com or Asia.com acquires less than $50.0 million in value of businesses engaged in developing, marketing or providing consumer or business internet portals and related services focused on the Asian market or a portion thereof, or businesses in furtherance of such a business, prior to March 14, 2001. The actual amount of shares issued will be based upon the amount of any shortfall in acquisitions below the $50.0 million target amount.

      Pursuant to the merger, certain former stockholders of Asia.com retained shares of Class A common stock of Asia.com representing approximately 4.0% of the outstanding common stock of Asia.com. Under a separate Contribution Agreement with Asia.com, these stockholders contributed an aggregate of $2.0 million in cash to Asia.com in exchange for an additional 792,079 shares of Class A common stock of Asia.com, representing approximately 1.9% of the outstanding common stock of Asia.com. Pursuant to the Contribution Agreement, Mail.com (1) contributed to Asia.com the domain names Asia.com and Singapore.com and $10.0 million in cash and (2) agreed to contribute to Asia.com up to an additional $10.0 million in cash over the next 12 months and to issue, at the request of Asia.com, up to an aggregate of 242,424 shares of Mail.com Class A common stock for future acquisitions. As a result of the transactions effected pursuant to the Merger Agreement and the Contribution Agreement, Mail.com owns shares of Class B common stock of Asia.com representing approximately 94.1% of the outstanding common stock of Asia.com.

      The acquisition has been accounted for using the purchase method of accounting. Mail.com has allocated a portion of the purchase price to the fair market value of the acquired assets and assumed liabilities of Asia.com as of the date of the date of closing (March 14, 2000). The excess of the purchase price over the fair market value of the acquired assets and assumed liabilities of Asia.com has been allocated to goodwill ($61.9 million). Goodwill is being amortized over a period of three years, the expected estimated period of benefit.

   Asia.com, Inc. (formerly eLong.com, Inc.) (a development stage enterprise)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



      The acquisition of Asia.com occurred during the first quarter of 2000 and, accordingly, the Asia.com acquisition is reflected in Mail.com's historical consolidated balance sheet as of March 31, 2000. The accompanying unaudited pro forma condensed combined Statement of Operations (the "Pro Forma Statement of Operations") for the year ended December 31, 1999 gives effect to the Asia.com acquisition as if it had occurred on May 17, 1999 (date of inception of Asia.com). The Pro Forma Statement of Operations is based on historical results of operations of Mail.com for the year ended December 31, 1999 and of Asia.com for the period from May 17, 1999 (date of inception) to December 31, 1999.

      The Pro Forma Financial Information is intended for information purposes only and is not necessarily indicative of the future results of operations of Mail.com after the acquisition of Asia.com, or of the results of operations of Mail.com that would have actually occurred had the acquisition of Asia.com been effected on May 17, 1999 (date of inception).



                                 MAIL.COM, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
           (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE INFORMATION)


                                     MAIL.COM, INC.      ASIA.COM (1)           ADJUSTMENTS             PRO FORMA
                                     --------------      ------------           -----------             ---------
Revenues:
   Messaging                         $     12,709        $         --           $         --           $     12,709
   Domain development                          --                  --                     --                     --
                                     ------------        ------------           ------------           ------------
                                           12,709                  --                     --                 12,709

Operating expenses:
   Cost of revenues:
      Messaging                            13,778                  --                     --                 13,778
      Domain development                       --                 142                     --                    142
                                     ------------        ------------           ------------           ------------
                                           13,778                 142                     --                 13,920

   Sales and marketing                     29,542                 176                     --                 29,718
   General and administrative              12,136                 131                     --                 12,267
   Product development                      7,017                  --                     --                  7,017

   Amortization of goodwill and
     other intangible assets                2,979                  --                 12,896(a)              15,875
   Write-off of acquired in-
   process technology                         900                  --                     --                    900
                                     ------------        ------------           ------------           ------------
      Total operating expenses             66,352                 449                 12,896                 79,697
                                     ------------        ------------           ------------           ------------
        Loss from operations              (53,643)               (449)               (12,896)               (66,988)
                                     ------------        ------------           ------------           ------------

Other income (expense)
   Gain on sale of investments. net         5,494                  --                     --                  5,494
   Other income                             1,885                  --                     --                  1,885
   Interest expense                          (751)                 (1)                    --                   (752)
                                     ------------        ------------           ------------           ------------
      Total other income
      (expense)                             6,628                  (1)                    --                  6,627
Net loss                                  (47,015)               (450)               (12,896)               (60,361)
                                     ------------        ------------           ------------           ------------

Cumulative dividends on
settlement of contingent
obligations to preferred
stockholders                              (14,556)                 --                     --                (14,556)
                                     ------------        ------------           ------------           ------------

Net loss attributable to
common stockholders                  $    (61,571)       $       (450)          $    (12,896)          $    (74,917)
                                     ============        ============           ============           ============

Basic and diluted net loss
per common share                     $      (1.96)                                                     $      (2.14)(b)
                                     ============                                                      ============

Weighted-average basic and
diluted shares outstanding             31,373,645                                  3,599,491(b)          34,973,136 (b)
                                     ============                               ============           ============


(1) Represents Asia.com, Inc. from May 17, 1999 (inception) to
December 31, 1999.

See accompanying notes to Unaudited Pro Forma Condensed Combined
Financial Information.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION




(1)   PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

(a) The pro forma adjustment reflects amortization expense from May 17, 1999 (date of inception of Asia.com) to December 31, 1999 assuming the transaction had occurred as of Asia.com's date of inception. The allocation of the $61.9 million purchase price over the historical value of the acquired assets and assumed liabilities has been allocated to goodwill. The Company's net assets as of March 14, 2000 (date of acquisition) were less than $10,000. Accordingly, the goodwill balance approximates the purchase price. Goodwill is being amortized over a period of 3 years, the expected estimated period of benefit.

(B) The pro forma basic and diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that 3,599,491 shares of Mail.com's common stock issued in connection with its acquisition of Asia.com were outstanding for the entire period. Diluted net loss per share equals basic net loss per share, as common stock equivalents are anti-dilutive for all pro forma periods presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


May 26, 2000

Mail.com,Inc.



By: /s/ Debra McClister

Debra McClister
Executive Vice President and Chief Financial Officer

Exhibits


23     Consent of KPMG LLP